UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K
Current Report

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

January 18, 2006

Date of Report (Date of earliest event reported)

FNB Financial Services Corporation
(Exact name of registrant as specified in its charter)

Commission file number: 000-13086

North Carolina	56-1382275
(State of incorporation)	(I.R.S. Employer Identification No.)

1501 Highwoods Boulevard, Suite 400
Greensboro, North Carolina	27410
(Address of principal executive offices)	(Zip Code)

(336) 369-0900
(Registrant's telephone number, including area code)

This Form 8-K has 4 pages.

ITEM 8.01.    OTHER EVENTS

By a press release dated January 18, 2006, FNB Financial Services Corporation (the “Corporation”) announced that its banking subsidiary, FNB Southeast (the “Bank”) recorded an allowance for credit losses of $13.6 million for the fourth quarter of the year ended December 31, 2005. The press release also states the expected effect of such allowance on the Corporation’s consolidated results of operation for the year ended December 31, 2005. Reference is made to the Corporation’s press release dated January 18, 2006 which is included as Exhibit 99.1 to this Current Report on Form 8-K.

ITEM 9.01(c):   Exhibits

Exhibit 99.1 Press Release issued January 18, 2006.

S  I  G  N  A  T  U  R  E

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FNB FINANCIAL SERVICES CORPORATION
(Registrant)

By: /s/ Michael W. Shelton

Michael W. Shelton
Senior Vice President and
Chief inancial Officer

Date:      January 20, 2006